                             SUBSCRIPTION AGREEMENT

                 THIS SUBSCRIPTION AGREEMENT (this "Agreement") is made as of the 12th day of January 1998, between MedImmune, Inc. (the "Company"), a Delaware corporation with its principal offices at 35 West Watkins Mill Road, Gaithersburg, MD 20878, and Biotech Target, S.A. (the "Purchaser").

                 IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

          SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of shares of the common stock, par value $.01 per share (the "Shares"), of the Company.

          SECTION 2.              Agreement to Sell and Purchase the Shares.
At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares shown below at the purchase price indicated:

        Number of Shares
             to be
           Purchased            Price Per Share           Aggregate Price
           ---------            ---------------           ---------------
           1,000,000                $39.00                  $39,000,000


                 The Company proposes to enter into subscription agreements in substantially the same form as this Agreement with certain other investors (the "Other Purchasers") and expects to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the subscription agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements."

          SECTION 3. Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur as soon as practicable following the effectiveness of the registration statement to be filed by the Company pursuant to Section 7.1 hereof (the "Registration Statement") at a place and time (the "Closing Date") to be determined by the Company and of which the Purchasers will be notified by facsimile transmission or otherwise. At the Closing, the Purchaser shall pay to the Company the purchase price for the Shares being purchased hereunder by wire transfer in immediately available funds and the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the number of Shares set forth in Section 2 above. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I. The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, which may be waived by the Company: (a) receipt by the Company by wire transfer of immediately available funds of the purchase price for the Shares being purchased hereunder; (b) completion of the purchases and sales under the Agreements with the Other Purchasers; and (c) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers required to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions: (a) the Registration Statement is effective and was first declared effective on or prior to March 30, 1998; and (b) the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company required to be fulfilled prior to Closing. The Purchaser's obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Shares that they have agreed to purchase from the Company.

          SECTION 4.              Representations, Warranties and Covenants.
The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

                 4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted.

                 4.2 Authorized Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (a) 60,000,000 shares of common stock, $.01 par value per share, of which on January 9, 1998 24,461,415 shares were validly issued and outstanding, fully paid and non-assessable, and
(b) 5,524,525 shares of undesignated preferred stock, $.01 par value per share, none of which are issued and outstanding.

                 4.3 Due Execution, Delivery and Performance of the Agreements. The Company's execution, delivery and performance of this Agreement (a) have been duly authorized under Delaware law by all requisite corporate action by the Company and (b) will not violate any law or the Certificate of Incorporation or By-laws of the Company or any provision of any material indenture, mortgage, agreement or other material instrument to which the Company is a party or by which the Company or its properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement or other material instrument or result in the creation or imposition of any lien, security interest, pledge or other encumbrance upon any properties or assets of the Company. The Company has no subsidiaries. Upon the execution and delivery of this Agreement by the Company and assuming the valid execution and delivery hereof by the Purchaser, this Agreement will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be legally unenforceable.

                 4.4 Issuance, Sale and Delivery of the Shares. When issued and paid for, the Shares to be sold hereunder by the Company will be validly issued and outstanding, fully paid and non-assessable. In connection with the offering of Shares, the Company has entered into subscription agreements with the Purchasers to sell 1,700,000 Shares (including the Shares to be sold to the Purchaser) at a price of $39.00 per Share.

                 4.5 SEC Reports and Financial Statements. The Company has furnished to the Purchaser copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, Quarterly Reports on Form 10-Q for the quarter ended September 30, 1997 and its proxy statement and certain other reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "SEC Reports"), each as filed with the Securities and Exchange Commission (the "Commission"), and the Company's 1996 Annual Report to Stockholders (the "1996 Annual Report"), which reports and proxy statement are included as exhibits to the Private Placement Memorandum (the "Private Placement Memorandum"), dated January 9, 1998. Each SEC Report was in substantial compliance with the requirements of its respective report form on the date of filing, and the SEC reports, the 1996 Annual Report and the Private Placement Memorandum did not, on the date of filing or the date as of which information is set forth therein, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements (including any related schedules and/or notes) included in the SEC Reports and the 1996 Annual Report have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) throughout the periods involved and fairly present the financial position, results of operations and cash flows as of the dates and for the periods indicated therein.

                 4.6 Intellectual Property. Except as described in the Private Placement Memorandum or in the SEC Documents, the Company owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets and know-how described or referred to in the SEC Documents, as owned or used by it or that are necessary for the conduct of its business as now conducted or as described in the SEC Documents. Except as described in the SEC Documents, the Company has not entered into or become party to any material development, license or other agreement pursuant to which it has secured the right or obligation to use, or granted others the right or obligation to use, any trademarks, servicemarks, trade names, copyrights, patents or any other intellectual property right.

                 4.7 No Material Change. As of the date hereof, there has been no material adverse change in the financial condition or results of operations of the Company since September 30, 1997.

                 4.8 Legal Opinion. Prior to closing, Dewey Ballantine LLP, counsel to the Company, will deliver to the Purchasers a legal opinion substantially to the effect that:

                 (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted;

                 (ii) As of the date of the opinion, the authorized capital stock of the Company consists of (a) 60,000,000 shares of common stock, $.01 par value per share, and (b) 5,524,525 shares of undesignated preferred stock, $.01 par value per share;

                 (iii) The Company's execution, delivery and performance of this Agreement (a) have been duly authorized under Delaware law by all requisite corporate action by the Company and (b) will not violate any applicable provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or By-laws of the Company or any provision of any agreement, contract or instrument included or incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 or result in a breach of or constitute a default under any such agreement, contract or instrument;

                 (iv) Upon the execution and delivery of this Agreement by the Company and assuming the valid execution and delivery hereof by the Purchaser, this Agreement will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except that the indemnification agreements of the Company in Section
         7.3 hereof may be legally unenforceable;

                 (v) When issued and paid for, the Shares to be sold hereunder by the Company will be validly issued, fully paid and non-assessable;

                 (vi) Such counsel has been advised by the staff of the Securities and Exchange Commission (the "Commission") that the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Securities Act"), and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and

                 (vii) The Registration Statement and the prospectus constituting a part thereof (the "Prospectus") and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act.

          SECTION 5.              Representation, Warranties and Covenants of
the Purchaser.    (a)  The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser, taking into account the personnel and resources it can bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by companies comparable to the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, both attached hereto as Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Private Placement Memorandum dated January 9, 1998 and the exhibits thereto and the representations and warranties of the Company contained herein; and (vi) the Purchaser is a financial institution that qualifies as an "accredited investor" within the meaning of the Rule 501 of Regulation D promulgated under the Securities Act.

                 (b) The Purchaser hereby covenants with the Company not to make any sale of the Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer's certificate: (i) in the form of Appendix II hereto; (ii) executed by an officer of, or other authorized person designated by, the Purchaser; and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the Prospectus until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act, which such report becomes incorporated by reference in the Registration Statement. The Purchaser hereby covenants that it will not sell any Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to the Prospectus.

         (c) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 7.3 hereof may be legally unenforceable.

          SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

          SECTION 7. Registration of the Shares; Compliance with the Securities Act.

                 7.1 Registration Procedures and Expenses. The Company shall:

                 (a)__ as soon as practicable after the date hereof, prepare and file with the Commission the Registration Statement on a Form S-3 for the sale of the Shares by the Purchaser from time to time on the Nasdaq National Market or the facilities of any national securities exchange on which the Company's common stock is then traded or in privately-negotiated transactions; provided however that in the event that at any time the filing of such registration statement on Form S-3 is undertaken the Company fails to qualify for use of Form S-3 for purposes of registering for resale the Shares, the Company shall cause a Registration Statement on Form S-1 to be filed as soon as practicable;

                 (b)__ use its best efforts, subject to receipt of necessary information from the Purchasers, to cause the Registration Statement to become effective as soon as practicable;

                 (c)__ prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until all the Shares have been sold pursuant thereto or until, by reason of Rule 144(k) of the Commission under the Securities Act or any other rule of similar effect, the Shares held by non-affiliates of the Company are no longer required to be registered for the sale thereof by the Purchasers;

                 (d)__ furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each Underwriter, if any, of such Shares identified in writing as such by the Purchaser to the Company) such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;

                 (e)__ file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

                 (f)__ bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisors to the Purchaser or the Other Purchasers.

                 The Company understands that the Purchaser disclaims being an "underwriter" as defined in Section 2(11) of the Securities Act , but the fact that the Purchaser may be deemed an underwriter shall not relieve the Company or the Purchaser of any obligations it has hereunder. A questionnaire relating to the Registration Statement to be completed by the Purchaser is attached hereto as Appendix I.

                 7.2 Transfer of Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except (a) pursuant to the Registration Statement referred to in
Section 7.1 or (b) pursuant to an exemption from the registration requirements of applicable securities laws, provided that in the case of a transaction pursuant to this clause (b) the Purchaser shall have first delivered to the Company the written opinion of counsel reasonably acceptable to the Company and its counsel that such transaction may be effected under applicable securities laws other than pursuant to the Registration Statement. The Purchaser will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its resale plans described under the caption "Plan of Distribution."

                 7.3      Indemnification.  For the purposes of this Section
7.3:

                 (a)__ the term "Selling Shareholder" shall mean the Purchaser and any officer, director, employee, agent, affiliate or person deemed to be in control of such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

                 (b)__ the term "Registration Statement" shall mean the Registration Statement referred to in Section 3 hereof and any final prospectus, exhibit, supplement or amendment included in or relating to such Registration Statement; and

                 (c)__ the term "untrue statement" shall mean any untrue statement or alleged untrue statement of, or any omission or alleged omission to state, in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement, or arise out of any failure by the Company to fulfill any undertaking included in, the Registration Statement, the Private Placement Memorandum or this Agreement or (ii) breach by the Company of any of its representations or warranties made or given in this Agreement, and the Company will reimburse such Selling Shareholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained in Sections 5(b) or 7.2 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

                 The Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), each officer of the Company who signs the Registration Statement and each director of the Company from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 5(b) or 7.2 hereof respecting sale of the Shares, or any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement, and the Purchaser will reimburse the Company (or such officer, director or controlling person, as the case may be) for any legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding or claim.

                 Promptly after receipt by any indemnified person of a notice of a claim or the commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any officer, director, employee, agent, affiliate or person deemed to be in control of such indemnifying person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits, or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all parties entitled to indemnification under the Agreements not having actual or potential differing interests with the Company or among themselves.

                 7.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

                 7.5 Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser all reports required by it to be filed under the Exchange Act and upon the reasonable request of the Purchaser, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses.

          SECTION 8. No Brokers. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation from the Company or by the Purchaser in connection with the sale of the Shares to the Purchaser.

          SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage or freight prepaid, and shall be deemed given to the following addresses four business days after mailing if by registered or certified airmail or one business day after deposit with an overnight express courier:

                 (a)__    if to the Company, to:

                          MedImmune, Inc.
                          35 West Watkins Mill Road
                          Gaithersburg, MD 20878
                          Attention:  Chief Executive Officer
                 with a copy so mailed to:

                          Dewey Ballantine LLP
                          1301 Avenue of the Americas
                          New York, New York 10019
                          Attention:  Frederick W. Kanner

                 or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

                 (b)__ if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

          SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

          SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the federal law of the United States of America.

          SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

          SECTION 15. Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement.

          SECTION 16. Publicity. The Purchaser shall not issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Company, except as may be required by applicable law or regulation.

          SECTION 17. Confidentiality. The Purchaser acknowledges and agrees that any information or data it has acquired from the Company, not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the

Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                        MEDIMMUNE, INC.

                                             By:  /s/ DAVID M. MOTT
                                                  David M. Mott


                        Name and address of Purchaser:

                                             Biotech Target S.A.
                                             Obarrie Street
                                             Swiss Bank Tower
                                             Panama, Panama 5


                        Signature of Authorized Representative:


                                             By:  /s/ H-J GRAF

                                                  Name: H-J Graf
                                                  Title: Signatory Authority

                                             By:  /s/ A. HOVE

                                                  Name: A. Hove
                                                  Title: Signatory Authority

                                                                      Appendix I
                                                                     Page 1 of 2

                                MEDIMMUNE, INC.
                        STOCK CERTIFICATE QUESTIONNAIRE


         Pursuant to Section 3 of the Subscription Agreement, please provide us with the following information:

1.       The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)).
         You may use a nominee name if appropriate:
                                                                        ----------------------------------

2.       The relationship between the Purchaser of the Shares and the
         Registered Holder listed in response to item 1 above:
                                                                        ----------------------------------

3.       The mailing address of the Registered Holder listed in
         response to item 1 above:
                                                                        ----------------------------------

                                                                        ----------------------------------

                                                                        ----------------------------------

                                                                        ----------------------------------


4.       Tax Identification Number of the Registered
         Holder listed in response to item 1 above:
                                                                        ----------------------------------




Print or Type:

     Name of Purchaser:
                                                                        ----------------------------------
     Name of individual representing Purchaser:
                                                                        ----------------------------------
     Title of individual representing Purchaser:
                                                                        ----------------------------------
Signature by:

     Individual representing Purchaser:
                                                                        ----------------------------------

                                                                      Appendix I
                                                                     Page 2 of 2
                                MEDIMMUNE, INC.
                      REGISTRATION STATEMENT QUESTIONNAIRE

         In connection with the preparation of the Registration Statement, please provide us with the following information:

1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

--------------------------------------------------------------------------------

2. Please provide us with the following information as of January 12, 1998:

   Number of Shares which are being         Number of Shares, if any, which will be owned after
included in the Registration Statement         completion of sale of Shares included in the
--------------------------------------                   Registration Statement
                                                         ----------------------

 ------------------------------------          -----------------------------------------

3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

                   Yes                                  No

                  -----                               ------

         If yes, please indicate the nature of any such relationships below:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


4. Are you or is your organization affiliated with any member of the National Association of Securities Dealers, Inc.?


                   Yes                                  No

                  -----                               ------


         If yes, please indicate the nature of any such affiliation below:


--------------------------------------------------------------------------------


Print or Type:

     Name of Purchaser:
                                                      -------------------------

     Name of individual representing Purchaser:
                                                      -------------------------

     Title of individual representing Purchaser:
                                                      -------------------------

Signature by:

     Individual representing
     Purchaser:
                                                      -------------------------

                                      2
                                                                        136474.1

                                                                     Appendix II



PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

         MedImmune, Inc.
         35 West Watkins Mill Road
         Gaithersburg, MD 20878

The undersigned, [an officer of, or other person duly authorized by]____________________________________ [fill in official name of institution]
hereby certifies that said institution is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on ________________________ in accordance with registration statement number
___________________________________ [fill in Registration Number] and the requirement of delivering a current prospectus has been complied with in connection with such sale or in accordance with an exemption from the registration requirements of applicable federal and state securities laws.


Print or Type:

     Name of Purchaser:
                                                   ----------------------------

     Name of individual representing Purchaser:
                                                   ----------------------------

     Title of individual representing Purchaser:
                                                   ----------------------------

Signature by:

     Individual representing Purchaser:
                                                   ----------------------------